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                                                                    Exhibit 21.1

                         SUBSIDIARIES OF THE REGISTRANT

              SUBSIDIARY                          JURISDICTION OF INCORPORATION
Aspect Medical Systems International B.V.         The Netherlands
Aspect Medical Systems UK Limited                 United Kingdom